Exhibit 99.1

Conversion Labs Begins Trading Under New Company Name, LifeMD, and Ticker Symbol, LFMD

NEW YORK, NY, February 22, 2021 — Conversion Labs, Inc. (NASDAQ: CVLB) (NASDAQ: LFMD), a leading direct-to-patient telehealth company, will begin trading at the opening of the market today under its new name, LifeMD, Inc., and Nasdaq ticker symbol, LFMD. The stock’s new CUSIP number will be 53216B 104.

“Our new name reflects our evolution from a healthcare-focused performance marketing business into a leading provider of personalized, direct to patient telehealth services,” stated Justin Schreiber, LifeMD’s co-founder and CEO.

“Our vision is to radically change healthcare by making access to the best physicians and prescription medications easily accessible, convenient, and affordable. From discreetly treating men’s sexual health to providing long term concierge care, we believe we can dramatically improve the health and happiness of countless Americans.”

The new name also heralds the upcoming official launch of LifeMD™, the company’s new subscription-based primary care and concierge service designed to positively transform the healthcare experience.

Stefan Galluppi, company co-founder and chief technology officer, commented: “As one of the earliest and now largest players in the telemedicine space, we have been able to capitalize on the major paradigm shift in healthcare. Much of this has been made possible by advancements in digital health technology, and now the widespread increasing demand for virtual healthcare services.

“As now LifeMD, we will focus on scaling the size and reach of our digital health ecosystem, including expanding our suite of telehealth brands for men and women that will be offered through our new digital health concierge service.”

The company recently introduced a new subscription-based service for its popular Shapiro MD hair products for men and women like it did for its Rex MD product line early last year. The company is also set to launch Nava MD, a new teledermatology brand for women delivered by a patented and clinically proven OTC technology platform.

LifeMD earlier announced its preliminary results for 2020, reporting revenue up 205% to $38.0 million. Record sales in the month of December ended the year at an annualized revenue run-rate of more than $60 million. Annual recurring revenue (ARR) generated by subscriptions is expected to total $26.0 million at yearend 2020, up 525% year-over-year.

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About LifeMD

LifeMD, Inc. (formerly Conversion Labs) is a leading telehealth company offering a full portfolio of direct-to-patient products and services. The company combines virtual medical treatment with prescription medications and unique over-the-counter products. LifeMD’s network of licensed physicians offers telemedicine services and direct-to-consumer pharmacy to consumers across the U.S. To learn more, go to LifeMD.com.

About Annual Recurring Revenue

The company calculates its annual recurring revenue (ARR) by multiplying by 12 the monthly sum of revenue attributed exclusively to automatic subscription sales from customers that are engaged in the company’s rebill structure as it applies to its main brands: Shapiro MD, Rex MD and PDFSimpli. In the company’s calculation of ARR, it does not consider single sales from customers that repurchase its products through the company’s standard checkout pages, Amazon Marketplace or involving the assistance of a customer service representatives. It also does not include revenue from the initial purchase of a new subscriber.

Important Cautions Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects — both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to LifeMD, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

LifeMD™, Veritas MD™, Shapiro MD™, Rex MD™ and Nava MD™ are trademarks of LifeMD. All other trademarks are the property of their respective owners.

Company Contact

LifeMD, Inc.

Email Contact

Media and Investor Relations Contact

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email Contact

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